                                                                     EXHIBIT 4.6

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                         SECOND SUPPLEMENTAL INDENTURE

                                     among

                            Devon Energy Corporation

                      Devon Energy Corporation (Oklahoma)

                                      and

                              The Bank of New York
                                   as Trustee

                          Dated as of August 17, 1999

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

     SECOND SUPPLEMENTAL INDENTURE, dated as of August __, 1999 (the "Second Supplemental Indenture"), among Devon Energy Corporation (formerly Devon Delaware Corporation), a Delaware corporation (the "New Devon Guarantor"), Devon Energy Corporation (Oklahoma) (formerly Devon Energy Corporation), an Oklahoma corporation and a wholly-owned subsidiary of New Devon Guarantor (the "Company"), and The Bank of New York, as trustee (the "Trustee") under the Indenture dated as of July 3, 1996 between the Company and the Trustee (the "Base Indenture") and the First Supplemental Indenture dated as of July 3, 1996 between the Company and the Trustee (the "First Supplemental Indenture" and together with the Base Indenture and the Second Supplemental Indenture, the "Indenture").


                                   WITNESSETH

     WHEREAS, the Company and the Trustee have heretofore executed the Base Indenture and the First Supplemental Indenture providing for the issuance of 6 1/2% Convertible Junior Subordinated Debentures (the "Convertible Debentures"), the form and substance of such Convertible Debentures and the terms, provisions and conditions thereof set forth as provided in the Base Indenture and the First Supplemental Indenture;

     WHEREAS, Devon Financing Trust, a Delaware statutory business trust (the "Trust"), in July 1996 sold to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") in a private placement, $149,500,000 of 6 1/2% Trust Convertible Preferred Securities (the "Convertible Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and invested the proceeds from such sale, together with the proceeds of the issuance and sale by the Trust to the Company of $4,623,750 aggregate liquidation amount of its Common Securities, in $154,123,750 aggregate principal amount of the Convertible Debentures;

     WHEREAS, the Company has heretofore executed and delivered a Preferred Securities Guarantee Agreement and a Common Securities Guarantee Agreement, each dated as of July 3, 1996 (collectively, the "Trust Securities Guarantees"), pursuant to which the Company guaranteed certain obligations of the Trust;

     WHEREAS, as a result of the merger of PennzEnergy Company with and into New Devon Guarantor and the merger of Devon Oklahoma Corporation, an Oklahoma corporation, with and into the Company (collectively, the "Merger"), the

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Company has continued to survive as a direct wholly owned subsidiary of New
Devon Guarantor, and each share of the common stock of the Company was converted into the right to receive one share of New Devon Guarantor's common stock;

     WHEREAS, pursuant to Section 6.4 of the First Supplemental Indenture, the Merger constituted a Common Stock Fundamental Change (as defined in the First Supplemental Indenture);

     WHEREAS, Section 14.9 of the Base Indenture requires that the Company and New Devon Guarantor, as a result of the Merger, execute a supplemental indenture pursuant to which holders of the Convertible Debentures shall have the right to convert such Convertible Debentures into the kind and amount of shares of common stock of New Devon Guarantor receivable in the Merger by a holder of such number of shares of common stock of the Company into which such Convertible Debentures might have been converted immediately prior to the Merger;

     WHEREAS, the New Devon Guarantor is willing to guarantee on a subordinated basis as set forth more fully herein, among other things, the payment of the principal of, premium, if any, and interest on the Convertible Debentures in order to preserve the exemption available under Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act") for the conversion of Convertible Debentures into common stock of the New Devon Guarantor;

     WHEREAS, Section 8.1 of the Base Indenture and Section 6.4 of the First Supplemental Indenture permit the Company to merge with another corporation provided certain conditions are satisfied;

     WHEREAS, pursuant to Sections 9.1(h) and 9.1(i) of the Base Indenture, the Company, New Devon Guarantor and the Trustee may enter into this Second Supplemental Indenture without consent of the holders of the Convertible Debentures; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms have been performed.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the

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Company, New Devon Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Convertible Debentures as follows:


                                   ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          Section 1.1 Definition of Terms.

               (a) Capitalized terms used herein without definition shall have the meaning assigned to them in the Indenture.

               (b) The definition of "Common Stock" set forth in Section 1.1 of the Base Indenture is hereby amended by deleting all references therein to "the Company" and inserting in lieu thereof "the New Devon Guarantor," and Section 1.1(h) of the First Supplemental Indenture is hereby amended by deleting "(iii) Common Stock" and inserting in lieu thereof "(iii) [reserved]."

               (c) The definition of "Common Stock Fundamental Change" set forth in Section 1.1 of the First Supplemental Indenture is hereby amended by deleting all references therein to "the Company" and inserting in lieu thereof "the New Devon Guarantor."

               (d) Section 1.1 of the First Supplemental Indenture is hereby amended to add the following definitions:

          "New Devon Guarantor" means Devon Energy Corporation (formerly Devon Delaware Corporation), a Delaware corporation, and shall include its successors and assigns.

          "Guarantor Senior Indebtedness " means, with respect to the New Devon Guarantor, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of the New Devon Guarantor for money borrowed under any credit agreements, notes, guarantees or similar documents and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the New Devon Guarantor; (ii) all capital lease obligations of the New Devon Guarantor; (iii) all obligations of the New Devon Guarantor issued or assumed as the deferred purchase price of property, all conditional sale obligations of the New Devon

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Guarantor issued or assumed as the deferred purchase price of property, all conditional sale obligations of the New Devon Guarantor and all obligations of the New Devon Guarantor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the New Devon Guarantor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the New Devon Guarantor (contingent or otherwise) with respect to interest rate or other swap, cap or collar agreements, oil or gas commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements; (vi) all obligations of the types referred to in clauses (i) through (v) of other Persons for the payment of which the New Devon Guarantor is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the types referred to in clauses (i) through (vi) of other Persons secured by lien on any property or asset of the New Devon Guarantor (whether or not such obligation is assumed by the New Devon Guarantor), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the New Devon Guarantor, except for (A) any such indebtedness that is by its terms subordinated to or pari passu with the New Devon Guaranty, and (B) any indebtedness between or among the New Devon Guarantor or its Affiliates.

          "New Devon Guaranty" means the guarantee of the Guarantor pursuant to
Section 16.1 hereof.

          Section 1.2 Section 5.1 of the Base Indenture is hereby amended by deleting subsection (h) thereof and adding the following new subsections:

               (h) the entry by a court having jurisdiction in the premises of decree or order for relief in respect of the New Devon Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the New Devon Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

               (i) the commencement by the New Devon Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the New Devon Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidation, assignee, trustee, sequestrator or similar official of the New Devon Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors; or

               (j) any other Event of Default provided with respect to Debentures of such series.


          Section 1.3 The first sentence of Section 5.2 of the Base Indenture is hereby amended by deleting "If an Event of Default described in clause (a), (b),
(c), (d), (g) or (h)" and inserting in lieu thereof the following: "If an Event of Default described in clause (a), (b), (c), (d), (g), or (j)". The second sentence of Section 5.2 of the Base Indenture is hereby amended by deleting "(e) or (f)" and inserting in lieu thereof the following: "(e), (f), (h) or (i)".

          Section 1.4 The Base Indenture is hereby amended to add the following provisions as a new Section 7.3A to be inserted immediately following Section
7.3 of the Base Indenture:

          Section 7.3A Reports by New Devon Guarantor. The New Devon Guarantor shall:

               (a) file with the Trustee, within 15 days after the New Devon Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the New Devon Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the New Devon Guarantor is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports required to be filed with respect to compliance by the New Devon Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (c) transmit to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c) within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the New Devon Guarantor pursuant to paragraphs
(a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including the New Devon Guarantor's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                  ARTICLE II

                           CONVERSION OF DEBENTURES

          Section 2.1 Article XIV of the Base Indenture is hereby amended by deleting Section 14.6, 14.7 and 14.8 and inserting in lieu thereof the following:

          "Section 14.6 Reservation of Shares of Common Stock. The New Devon Guarantor shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or treasury shares, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock of the New Devon Guarantor then issuable upon the conversion of all outstanding Debentures of any series that has conversion rights.

          Section 14.7 Payment of Certain Taxes upon Conversion. The New Devon Guarantor will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Debentures pursuant hereto. The New Devon Guarantor shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Debentures or Debentures to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the New Devon Guarantor the amount of any such tax, or has established, to the satisfaction of the New Devon Guarantor, that such tax has been paid.

          Section 14.8 Nonassessability. The New Devon Guarantor covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable."

          Section 2.2 Section 1.16 of the Base Indenture is hereby amended by deleting all references to "the Company" and inserting in lieu thereof " the Company or the New Devon Guarantor" and by adding at the end of the first paragraph thereof after the word "Debentures" the following: "provided, however, that the foregoing shall not affect or impair the obligations of the New Devon Guarantor hereunder."

          Section 2.3 Section 6.1 of the First Supplemental Indenture is hereby amended by deleting all references to "the Company" and inserting in lieu thereof "the New Devon Guarantor."

          Section 2.4 Section 6.2(a) of the First Supplemental Indenture is hereby amended by deleting all references to "the Company" and inserting in lieu thereof "the New Devon Guarantor."

          Section 2.5 Section 6.2(b) of the First Supplemental Indenture is hereby amended by deleting the first reference to "the Company" and inserting in lieu thereof "the New Devon Guarantor."

          Section 2.6 Section 6.2(c) of the First Supplemental Indenture is hereby amended by deleting the reference to "the Company" and inserting in lieu thereof "the New Devon Guarantor."

          Section 2.7 Sections 6.3, 6.4, 6.5, 6.6, 6.7 and 6.8 of the First Supplemental Indenture are hereby amended by deleting all references to "the Company" and inserting in lieu thereof "the New Devon Guarantor."

          Section 2.8 The thirteenth paragraph of the [Form of Reverse of Debenture] of Section 7.1 of the First Supplemental Indenture is hereby amended by deleting the reference to "the Company" and inserting in lieu thereof "the Company or the New Devon Guarantor", and by adding at the end of such thirteenth paragraph in the [Form of Reverse of Debenture] after the word "released" the following: "; provided, however, that the foregoing shall not affect or impair the obligations of the New Devon Guarantor hereunder."

          Section 2.9 The Company and the New Devon Guarantor confirm and agree that, in accordance with the proviso to Section 6.4(c)(ii) of the First Supplemental Indenture, the Conversion Price in effect immediately prior to the Merger shall be the Conversion Price in effect immediately after the Merger and thereafter unless and until adjusted in accordance with the Indenture.

                                  ARTICLE III


          Section 3.1 The New Devon Guarantor hereby covenants and warrants that
(a) immediately after the effective time of the Merger (the "Effective Time"), no condition or event shall exist which constitutes or would, after notice or lapse of time or both, constitute an Event of Default (as defined in the Indenture), (b) it has complied, or has caused the Company to comply, and will comply, or will cause the Company to comply, with all applicable provisions of
Article X of the Indenture and (c) it has been authorized by its Board of Directors, pursuant to Section 9.1 of the Base Indenture, to execute this Second Supplemental Indenture.


                                  ARTICLE IV


          Section 4.1 Guaranty of Debentures. The Indenture is hereby amended to add the following provisions as a new Article XVI to be inserted immediately following Article XV of the Indenture. Article XVI shall apply to the Convertible Debentures only.

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

                                  ARTICLE XVI

                SUBORDINATED GUARANTY OF CONVERTIBLE DEBENTURES

          Section 16.1  New Devon Guaranty.  Subject to the provisions of this
Article XVI , the New Devon Guarantor hereby unconditionally guarantees, on a subordinated basis as set forth more fully in this Article XVI, to each holder of a Convertible Debenture authenticated and delivered by the Trustee in accordance with the Indenture (i) the due and punctual payment of the principal of, premium, if any, and interest (including interest on other amounts which may accrue after the filing against the Company of a petition under the United States Bankruptcy Code (the "Bankruptcy Code"), whether or not the obligation to pay interest on such amounts shall be enforceable against the Company) on such Convertible Debenture, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium and interest, if any, on such Convertible Debenture, to the extent lawful, and the due and punctual performance of all obligations of the Company under the Securities Guarantees and all other obligations of the Company to the holders or the Trustee all in accordance with the terms of such Convertible Debenture and of this Indenture, and (ii) in the case of any extension of time of payment or renewal of any such Convertible Debenture or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. A demand for payment under this Article XVI shall not be effective prior to 48 hours after a demand upon the Company for full and complete payment of all amounts due and payable under the Convertible Debentures, unless such demand upon the Company shall be stayed by operation of Section 362 of the Bankruptcy Code or otherwise. In all other respects, the New Devon Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Convertible Debenture or this Indenture, any failure to enforce the provisions of any such Convertible Debenture or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the holder of such Convertible Debenture or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or New Devon Guarantor. The New Devon Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Convertible Debenture or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants, that this New Devon Guaranty

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will not be discharged as to any such Convertible Debenture except by payment in full of the principal thereof, premium if any, and interest thereon. The New Devon Guarantor further agrees that, as between the New Devon Guarantor, on the one hand, and the Convertible Debenture holder and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this New Devon Guaranty notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, provided that notice of such acceleration has been given to the New Devon Guarantor by the Trustee, and (ii) in the event of any declarations of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the New Devon Guarantor for the purpose of this New Devon Guaranty. The New Devon Guarantor shall be subrogated to all rights of the holders of any Convertible Debentures against the Company in respect of any amounts paid to the Convertible Debenture holder by the New Devon Guarantor pursuant to the provisions of this New Devon Guaranty; provided that the New Devon Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all the Convertible Debentures shall have been paid in full and until all amounts payable under any Senior Indebtedness shall have been paid in full.

          Section 16.2 New Devon Guaranty Subordinate to Guarantor Senior Indebtedness. The New Devon Guarantor covenants and agrees, and each Holder of a Convertible Debenture, by the Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the obligations of the New Devon Guarantor under the New Devon Guaranty (the "Guarantor Obligations") are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all Guarantor Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.

          Section 16.3 Payment Over of Proceeds Upon Dissolution, Etc. Upon any payment by the New Devon Guarantor or distribution of assets of the New Devon Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the New Devon Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Guarantor Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the New Devon Guarantor on the Guarantor Obligations; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the New Devon Guarantor, or distribution of assets of the New Devon Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Convertible Debentures or the Trustee would be entitled to receive from the New Devon Guarantor, except for the provisions of this Article, shall be paid by the New Devon Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, or by the Holders of the Convertible Debentures or by the Trustee under the Indenture if received by them or it, directly to the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders, as calculated by the New Devon Guarantor) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Guarantor Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness, before any payment or distribution is made to the Holders of the Convertible Debentures or to the Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the New Devon Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Guarantor Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Guarantor Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the New Devon Guarantor, for application to the payment of all Guarantor Senior Indebtedness, as the case may be, remaining unpaid to the extent necessary to pay such Guarantor Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Guarantor Senior Indebtedness.

          For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the New Devon Guarantor as reorganized or readjusted, or securities of the New Devon Guarantor or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Guarantor Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the New Devon Guaranty is so subordinated as provided in this Article. The consolidation of the New Devon Guarantor with, or the merger of the New Devon Guarantor into, another Person or the liquidation or dissolution of the New Devon Guarantor following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article XVII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the New Devon Guarantor for the purposes of this Section if the Person formed by such consolidation or into which the New Devon Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the condition set forth in Article XVII.

          Section 16.4 Prior Payment to Guarantor Senior Indebtedness Upon Acceleration of Convertible Debentures. In the event that any Convertible Debentures are declared due and payable before their Stated Maturity, then and in such event the holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Guarantor Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Convertible Debentures are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the New Devon Guarantor being subordinated to the Guarantor Obligations) by the New Devon Guarantor under the Guarantor Obligations or on account of the purchase or other acquisition of Convertible Debentures.

          In the event that, notwithstanding the foregoing, the New Devon Guarantor shall make any payment to the Trustee or the Holder of any Convertible Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the New Devon Guarantor.

          The provisions of this Section shall not apply to any payment with respect to which Section 14.2 would be applicable.

          Section 16.5 No Payment When Guarantor Senior Indebtedness in Default. In the event and during the continuation of any default by the New Devon Guarantor in the payment of principal, premium, interest or any other payment due on any Guarantor Senior Indebtedness, as the case may be, beyond any applicable grace period with respect thereto, or in the event that the maturity of any Guarantor Senior Indebtedness, as the case may be, has been accelerated because of a default, then, in any such case, no payment shall be made by the New Devon Guarantor with respect to the Guarantor Obligations until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 16.5 such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Guarantor Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Guarantor Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Guarantor Senior Indebtedness.

          Section 16.6 Payment Permitted in Certain Situations. Nothing contained in this Article or elsewhere in this Indenture or in any of the Convertible Debentures shall prevent (a) the New Devon Guarantor, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization of the New Devon Guarantor, whether voluntary or involuntary or any bankruptcy, insolvency, receivership or other proceedings of the New Devon Guarantor referred to in Section 16.3 or under the conditions described in
Section 16.4 or 16.5, from making payments at any time of principal of or premium, if any, or interest on the Convertible Debentures, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of, or premium, if any, or interest on the Convertible Debenture or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

          Section 16.7 Subrogation to Rights of Holders of Guarantor Senior Indebtedness. Subject to the payment in full of all Guarantor Senior Indebtedness or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Senior Indebtedness, the rights of the Holders of Convertible Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Guarantor Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the New Devon Guarantor which by its express terms is subordinated to indebtedness of the New Devon Guarantor to substantially the same extent as the Guarantor Obligations are subordinated to the Guarantor Senior Indebtedness and is entitled to like rights of subrogation) to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Guarantor Senior Indebtedness until the principal of (and premium, if any) and interest on the Convertible Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of Convertible Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to or for the benefit of the holders of Guarantor Senior Indebtedness by Holders of Convertible Debentures or the Trustee, shall, as among the New Devon Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of Convertible Debentures, be deemed to be payment or distribution by the New Devon Guarantor to or on account of the Guarantor Senior Indebtedness.

          Section 16.8 Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of Convertible Debentures on the one hand and the holders of Guarantor Senior Indebtedness on the other hand.
Nothing contained in this Article or elsewhere in this Indenture or in the Convertible Debentures is intended to or shall (a) impair, as among the New Devon Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of Convertible Debentures, the obligation of the New Devon Guarantor, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Guarantor Senior Indebtedness, is intended to rank equally with all other general obligations of the New Devon Guarantor), to pay to the Holders of Convertible Debentures the Guarantor Obligations as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the New Devon Guarantor of the Holders of Convertible Debentures and creditors of the New Devon Guarantor, as the case may be, other than the holders of Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Convertible Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Guarantor Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

          Section 16.9 Trustee to Effectuate Subordination. Each Holder of a Convertible Debenture by such Holder's acceptance thereof authorizes and directs the

Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

          Section 16.10 No Waiver of Subordination Provisions. No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the New Devon Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the New Devon Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Convertible Debentures, without incurring responsibility to the Holders of Convertible Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of Convertible Debentures to the holders of Guarantor Senior Indebtedness do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or otherwise amend or supplement in any manner Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the New Devon Guarantor and any other Person.

          Section 16.11 Notice to Trustee. The New Devon Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the New Devon Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantor Obligations pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Guarantor Obligations pursuant to the provisions of this Article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the New Devon Guarantor or a holder or holders of Guarantor Senior

Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.2, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall have not received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment under the Guarantor Obligations), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

          Subject to the provisions of Section 6.2, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such person to receive such payment.

          Section 16.12 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the New Devon Guarantor referred to in this Article, the Trustee, subject to the provisions of Section 6.2, and the Holders of Convertible Debentures shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Convertible Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness and other indebtedness of the New Devon Guarantor, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          Section 16.13 Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness. With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Guarantor Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Convertible Debentures or to the New Devon Guarantor or to any other Person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

          Section 16.14 Rights of Trustee as Holder of Guarantor Senior Indebtedness, Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.6.

          Section 16.15 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company or the New Devon Guarantor and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 16.14 shall not apply to the New Devon Guarantor or any Affiliate of the New Devon Guarantor if it or such Affiliate acts as Paying Agent.

          Section 16.16 Certain Conversions Deemed Payment. For the purposes of this Article only, (a) the issuance and delivery of junior securities (or cash paid in lieu of fractional shares) upon conversion of Convertible Debentures in accordance with Article XIV, or pursuant to the terms set forth in an Officers' Certificate or established in one or more indentures supplemental hereto in accordance with Section 3.1, shall not be deemed to constitute a payment or distribution on account of the Guarantor Obligations or on account of the purchase or other acquisition of Convertible Debentures, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities and cash paid in lieu of fractional shares) upon conversion of a Convertible Debenture shall be deemed to constitute payment on account of the principal of such Convertible Debenture. For the purposes of this Section, the term "junior securities" means
(i) shares of any stock of any class of the New Devon Guarantor and (ii) securities of the New Devon Guarantor which are subordinated in right of payment to all Guarantor Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Guarantor Obligations are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Convertible Debentures is intended to or shall impair, as among the New Devon Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of Convertible Debentures, the right, which is absolute and unconditional, of the Holder of any Convertible Debenture to convert such Convertible Debenture in accordance with Article XIV.

          Section 16.17 Execution of Guaranty. To evidence its New Devon Guaranty to the Convertible Debenture Holders specified in Section 16.1, the New Devon Guarantor hereby agrees to execute the New Devon Guaranty in substantially the form above recited to be endorsed on each Convertible Debenture authenticated and delivered by the Trustee after the Effective Time or, in lieu thereof, stamp each such Convertible Debenture with an appropriate notation on such Convertible Debenture. The New Devon Guarantor hereby agrees that its New Devon Guaranty set forth in Section 16.1 shall remain in full force and effect notwithstanding any failure to include such endorsement or notation of such New Devon Guaranty on each Convertible Debenture. If applicable, the New Devon Guaranty shall be signed on behalf of the New Devon Guarantor by its Chairman of the Board, Chief Executive Officer, President or a Vice President, prior to the authentication of the Convertible Debenture on which it is endorsed, and the delivery of such Convertible Debenture by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the New Devon Guaranty on behalf of the New Devon Guarantor. Such signatures upon the New Devon Guaranty may be manual or facsimile signatures of the present, past or any future such officers and may be imprinted or otherwise reproduced on the New Devon Guaranty, and in case any such officer who shall have signed the New Devon Guaranty shall cease to be such officer before the Convertible Debenture on which such New Devon Guaranty is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Convertible

Debenture nevertheless may be authenticated and delivered or disposed of as though the person who signed the New Devon Guaranty had not ceased to be such officer of the New Devon Guarantor.

          Section 16.18 Termination of Guaranty. The New Devon Guaranty shall terminate upon the date on which there are no Convertible Debentures outstanding under the Indenture.

                                   ARTICLE V

                  NEW DEVON GUARANTOR CONSOLIDATION, MERGER,
                              SALE OR CONVEYANCE

          Section 17.1 The Indenture is hereby amended to add the following provisions as a new Article XVII to be inserted immediately following Article XVI of the Indenture.

                                 ARTICLE XVII

                  NEW DEVON GUARANTOR CONSOLIDATION, MERGER,
                              SALE OR CONVEYANCE

          Section 17.1 New Devon Guarantor May Consolidate, Etc. on Certain Terms. The New Devon Guarantor shall not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (a) either the New Devon Guarantor shall be the continuing corporation, or the successor corporation (if other than the New Devon Guarantor) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the Guarantor Obligations, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the New Devon Guarantor, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (b) the New Devon Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

          Section 17.2 Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the New Devon Guarantor, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the New Devon Guarantor prior to such succession the New Devon Guaranty to be endorsed upon the Convertible Debentures issuable hereunder which theretofore shall not have been signed by the New Devon Guarantor and delivered to the Trustee; and, upon the order of such successor corporation instead of the New Devon Guarantor and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any securities which previously shall have been signed and delivered by the officers of the New Devon Guarantor, to the Trustee for authentication, and any such endorsement which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose.

          In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

          In the event of any such sale or conveyance (other than a conveyance by way of lease) the New Devon Guarantor or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Convertible Debentures and may be liquidated and dissolved.

          Section 17.3 Opinion of Counsel to Trustee. The Trustee may receive an Opinion of Counsel, prepared in accordance with Section 1.2, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.


                                  ARTICLE VI

                                 MISCELLANEOUS

          Section 6.1 This Second Supplemental Indenture shall become effective at the Effective Time and shall be automatically null and void if and in the event that the Merger shall not become effective on or prior to December 31, 1999.

          Section 6.2 After the Effective Time, any Convertible Debentures authenticated and delivered in substitution for, or in lieu of, Convertible Debentures then outstanding and all Convertible Debentures presented or delivered to the Trustee on and after the Effective Time for such purpose shall be either restated to give the effect to the Second Supplemental Indenture or, in lieu thereof, stamped with a notation substantially as follows:

         The principal amount of this Debenture has become convertible into shares of the Common Stock, par value $0.10 per share, of Devon Energy Corporation, a Delaware corporation, at a conversion price per share in accordance with the terms of the Indenture, such conversion price being subject to certain adjustments as set forth in the Indenture. Reference herein to "Common Stock of the Company" or the "Company's Common Stock" shall be deemed to be to the Common Stock of Devon Energy Corporation. The payment of principal of, premium, if any, and interest on the Debentures has been guaranteed by Devon Energy Corporation on a subordinated basis as set forth in the Indenture. The Indenture, dated as of July 3, 1996, referred to in this Debenture, as amended by the First Supplemental Indenture, dated as of July 3, 1996, has been further amended by a Second Supplemental Indenture, dated as of August 17, 1999, to provide for such convertibility and guarantee. Reference is hereby made to said Second Supplemental Indenture, copies of which are on file with Devon Energy Corporation, for a statement of the amendment therein made.

     Nothing contained in this Second Supplemental Indenture shall require the holder of any Convertible Debenture to submit or exchange such Convertible Debenture prior to the Effective Time in order to obtain the benefits of the New Devon Guaranty or any other provisions hereunder.

     The Company agrees to provide the Trustee with a stamp or means of reproducing the above legend on the Convertible Debentures without materially obscuring the text of the Convertible Debentures.

     Anything herein contained to the contrary notwithstanding, the Trustee shall not at any time be under any responsibility to acquire or cause any Convertible Debenture now or hereafter outstanding to be presented or delivered to it for any purpose provided for in this Section.

          Section 6.3 Ratification of Indenture; Second Supplemental Indenture Controls. The Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Second

Supplemental Indenture shall supercede the provisions of the Base Indenture and First Supplemental Indenture to the extent they are inconsistent herewith.

          Section 6.4 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and the New Devon Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

          Section 6.5 Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

          Section 6.6 Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Convertible Debentures shall for any reason be held to be invalid or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Convertible Debentures, but this Second Supplemental Indenture and the Convertible Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section 6.7 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.


                     DEVON ENERGY CORPORATION



                     By:  /s/ J. Larry Nichols
                        ----------------------------------------
                     Name:  J. Larry Nichols
                     Title:    President

                     DEVON ENERGY CORPORATION (OKLAHOMA)



                     By:  /s/ J. Larry Nichols
                        ----------------------------------------
                     Name:  J. Larry Nichols
                     Title:  President


                     THE BANK OF NEW YORK,
                     as Trustee



                     By: /s/ Thomas C. Knight
                        ----------------------------------------
                     Name:  Thomas C. Knight
                     Title:    Assistant Vice President